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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    July 30, 1996
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                             UNITED MAGAZINE COMPANY
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             (Exact name of registrant as specified in its charter)




           Ohio                       0-2675                   31-0681050
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(State or other jurisdiction  (Commission File Number)       (IRS Employer
    of incorporation)                                    Identification Number)






             5131 Post Road, Dublin, Ohio                  43017
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       (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code    (614) 792-0777
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Item 5.  Other Events
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         Pursuant to an Option Agreement dated March 1, 1996 (the "Michiana
Option Agreement"), between the Company and Thaddeus A. Majerek, individually and on behalf of the shareholders of Michiana News Services, Inc. (collectively, the "Michiana Shareholders"), the Company was granted an option to acquire Michiana News Services, Inc. ("Michiana") generally pursuant to the terms set forth in the Michiana Option Agreement. Michiana, which is a Michigan corporation headquartered in Niles, Michigan, is engaged in the wholesale periodical and book distribution business. Michiana distributes over 3,000 periodicals to over 2,000 retail outlets through one facility located in Niles, Michigan. Based upon unaudited financial statements for the year ended June 30, 1995, Michiana generated revenues in excess of $26 million.

         Pursuant to the Michiana Option Agreement, the Company has entered into negotiations with Michiana and the Michiana Shareholders. Effective July 30, 1996, the Company entered into a Stock Transfer and Exchange Agreement with the shareholders of Michiana pursuant to which the Michiana Shareholders are to transfer all of the outstanding shares of capital stock in Michiana to the Company in exchange for an aggregate of 5,698,534 common shares, without par value, of the Company and Senior and Subordinated Debentures of the Company in the aggregate principal amount of $6,207,596. The number of Unimag shares and the principal amount of Debentures to be issued are subject to change based upon adjustments to the purchase price as a result of a post closing audit of financial statements to be conducted. The Stock Transfer and Exchange Agreement is subject to a number of conditions, including approval by the shareholders of the Company and consummation of the transactions with Stoll and the Scherer Companies described in the following paragraphs. DUE TO THESE CONDITIONS, THERE CAN BE NO ASSURANCE THAT THE TRANSACTION WITH MICHIANA WILL BE COMPLETED.

         Pursuant to an Option Agreement dated March 1, 1996 (the "Stoll Option Agreement"), between the Company and The Stoll Companies, the Company was granted an option to acquire The Stoll Companies ("Stoll") generally pursuant to the terms set forth in the Stoll Option Agreement. Stoll, which is headquartered in Jackson, Michigan, is engaged in the wholesale periodical and book distribution business. Stoll distributes over 3,000 periodicals to over 3,750 retail outlets through three facilities located in Jackson, Michigan, Wyoming, Michigan and Indianapolis, Indiana. Stoll also operates 13 retail bookstores, totaling approximately 65,000 sq. ft., through which it sells magazines, books, newspapers and related products. Based upon unaudited financial statements for the fiscal year ended September 30, 1995, Stoll generated revenues in excess of $82 million.

         Pursuant to the Stoll Option Agreement, the Company entered into negotiations with Stoll and its shareholders (the "Stoll Shareholders"). Effective July 31, 1996, the Company entered into a Stock Transfer and Exchange Agreement with the principal shareholders of Stoll. Pursuant to the Agreement, the Stoll Shareholders are to transfer all of the outstanding shares of capital stock in Stoll to the Company in exchange for an aggregate of 22,312,668 common shares, without par value, of the Company and Senior and Subordinated Debentures of the


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Company in the aggregate principal amount of $29,513,689. The number of Unimag shares and the principal amount of Debentures to be issued are subject to change based upon adjustments to the purchase price as a result of a post closing audit of financial statements to be conducted. The agreement needs to be signed by the remaining Stoll Shareholders and is subject to a number of other conditions, including approval by the shareholders of the Company and consummation of the transactions with Michiana, described above, and the Scherer Companies described below. DUE TO THESE CONDITIONS, THERE CAN BE NO ASSURANCE THAT THE TRANSACTION WITH STOLL WILL BE COMPLETED.

         Pursuant to an Option Agreement dated March 1, 1996 (the "Option Agreement"), between the Company and Linda (Scherer) Talbott individually and on behalf of the shareholders of Ohio Periodical Distributors, Inc. ("OPD"), Northern News Company, and its subsidiary, MacGregor News Agency, Inc. (collectively, "Northern"), the Company was granted an option to acquire, at the option of the seller, all or substantially all of the wholesale periodical distribution assets and assume all or substantially all of the wholesale periodical distribution liabilities of OPD and Northern, generally pursuant to the terms set forth in the Option Agreement. OPD, MacGregor, Northern, and the Scherer Companies, are companies affiliated with Ronald E. Scherer, senior chairman of the Company (collectively, the "Scherer Affiliates"), and are engaged in the wholesale distribution of periodicals and books. The Scherer Affiliates distribute over 3,000 periodicals to over 4,400 retail locations through four facilities located in Columbus, Ohio, Cincinnati, Ohio, Petoskey, Michigan, and Mt. Pleasant, Michigan. The Scherer Affiliates also operate four retail bookstores, totaling approximately 10,000 sq. ft., through which they sell magazines, books, newspapers and related products. Based upon unaudited financial statements for the calendar year ended December 31, 1995, the Scherer Affiliates generated revenues in excess of $65 million.

         The Company has entered into negotiations with the Scherer Affiliates and their shareholders (the "Scherer Shareholders"). The Company is continuing to negotiate with the Scherer Affiliates and has not yet entered into definitive agreements with them. The Scherer Option Agreement provides for the transfer to the Scherer Affiliates of approximately 11,023,998 common shares, without par value, of the Company, and Senior and Subordinated Debentures in the aggregate principal amount of $15,887,527. The number of Unimag shares and the



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principal amount of Debentures to be issued are subject to change based upon adjustments to the purchase price as a result of a post closing audit of financial statements to be conducted. The Company has filed with the Federal Trade Commission under the Hart Scott Rodino Antitrust Improvements Act of 1976 for approval of the acquisition of OPD, and that application is still pending. THERE CAN BE NO ASSURANCE THAT TRANSACTIONS WITH ANY OF THE SCHERER AFFILIATES WILL BE COMPLETED.

         The agreements with Stoll and Michiana provide that at the closing of the transactions, a shareholder voting agreement will be entered into pursuant to which two Scherer Company representatives, two Stoll Company representatives and one Michiana representative will be elected to the Company's board of directors until such time as all of the Debentures have been paid. It is anticipated that at the annual meeting of shareholders it will be proposed that the board of directors be increased from five to seven members and that two Stoll representatives be nominated for election to the board. The board already has two members who are Scherer representatives, and one member who is a Michiana representative.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              UNITED MAGAZINE COMPANY


Date:  August 8, 1996                         By /s/ Ronald E. Scherer,
                                                -----------------------
                                                Ronald E. Scherer, President




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